WARRANT NO. 2007-WSL

To Purchase Shares of Common Stock
of
SHUMATE INDUSTRIES, INC.

This Warrant and the Securities issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933 (the “1933 Act”) or under any state securities or “Blue Sky” laws (“Blue Sky Laws”). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities issuable upon exercise of this Warrant or any interest therein may be made except (a) pursuant to an effective registration statement under the 1933 Act and any applicable Blue Sky Laws or (b) if the Corporation has been furnished with an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Corporation, to the effect that no registration is required because of the availability of an exemption from registration under the 1933 Act and applicable Blue Sky laws.

THIS CERTIFIES THAT, for good and valuable consideration Whitebox Shumate Ltd., a British Virgin Islands corporation (the “Holder”), or the Holder’s registered assigns, is entitled to subscribe for and purchase from Shumate Industries, Inc., a Delaware corporation (the “Corporation”), at any time on or after July 10, 2007, to and including July 10, 2012, the number of fully paid and nonassessable shares of the Common Stock of the Corporation, computed below at the price per share computed below (the “Warrant Exercise Price”), subject to the anti-dilution and price protection provisions of this Warrant.

The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

This Warrant is subject to the following provisions, terms and conditions:

1. Computing the Number of Warrant Shares. The number of Warrant Shares that the Holder may acquire upon the full exercise hereof (subject to adjustment as otherwise provided by this Warrant) shall be equal to 400,000 shares.

2. Computing the Warrant Exercise Price. The Warrant Exercise Price per share shall be equal to $1.89, subject to adjustment as otherwise provided by this Warrant.

3. Exercise for Cash or on Cashless Basis; Transferability.

(a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such Warrant Shares.

(b) In the alternative, payment may be made at the option of Holder by instructing the Corporation to withhold from the shares of Common Stock to be issued upon exercise of this Warrant a number of whole or fractional shares of Common Stock equal to the number of shares for which the Warrant is being exercised (including any shares to be surrendered) multiplied by the Warrant Exercise Price per share, and then divided by the “Market Price” (as defined in Section 10 below) of a share of Common Stock.

(c) Except as provided in Section 9 hereof, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred. In no event may this Warrant be transferred and divided (without any exercise hereof) into any denomination(s) of less than 100 Warrant Shares.

4. Exchange and Replacement. Subject to Sections 3 and 9 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

5. Issuance of the Warrant Shares.

(a) The Corporation agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 5, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder. All certificates representing Warrant Shares shall be issued with a restrictive legend unless (i) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is then effective or (ii) the Warrant Shares are freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act.

(b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Except as described in Section 11, nothing herein shall obligate the Corporation to effect registrations under federal or state securities laws. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

6. Covenants of the Corporation. The Corporation covenants and agrees that all Warrant Shares will, upon issuance and payment in accordance with Section 3 hereof, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

7. Anti-dilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 7. No adjustment shall be made pursuant to this Section 7 if the same adjustment has already been made pursuant to another provision of this Warrant.

(a) Stock Splits, Dividends and Combinations. The otherwise applicable Warrant Exercise Price shall be adjusted from time to time such that in case the Corporation shall hereafter:

(i) pay any dividends on any class of stock of the Corporation payable in Common Stock or securities convertible into Common Stock;

(ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

(iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

(b) Mechanics of Adjustment for Stock Splits, Dividends and Combinations. Upon each adjustment of the Warrant Exercise Price pursuant to Section 7(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

(c) Consolidations, Mergers and Reorganization Events. In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under Subsection (a) of this Section 7; but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

(d) Adjustment Upon Subsequent Equity Financing.

(i) If at any time while this Warrant is outstanding, the Corporation conducts a Subsequent Equity Financing (as defined below), and if the securities sold by the Corporation in the Subsequent Equity Financing include options or warrants to acquire Common Stock (all together, “Convertible Securities”), then from and after the initial closing on the Subsequent Equity Financing, the Warrant Exercise Price hereunder will be adjusted, if lower than the then effective Warrant Exercise Price, to equal the effective exercise price per share of Common Stock of the Convertible Securities issued in the Subsequent Equity Financing.

(ii) The provisions of Sections 7(a)-(c) will apply to adjust the Warrant Exercise Price and type of securities purchasable hereunder upon events described therein occurring from and after the initial closing date of the Subsequent Equity Financing.

(iii) For purposes of this Warrant, a “Subsequent Equity Financing” refers to the first bona fide third party sale by the Corporation of its equity securities (including, without limitation, equity or debt securities directly or indirectly convertible or exchangeable for equity securities, alone or with any debt securities) occurring after the date of this Warrant.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Exercise Price or the number of Warrants covered hereby pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property (including Special Securities) which at the time would be received upon the exercise of this Warrant.

8. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

9. Notice of Transfer of Warrant or Resale of the Warrant Shares; Assumption upon Merger.

(a) Subject to the sale, assignment, hypothecation or other transfer restrictions set forth in Section 3 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Corporation shall present copies thereof to the Corporation's counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

(b) If, in the opinion of the Corporation’s counsel, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 9 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.

10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section and Section 3(b) above, the term “Market Price” with respect to shares of Common Stock of any class or series means the average closing sale price for the ten trading days immediately prior to the date of exercise or, if none, the average of the last reported closing bid and asked prices for the ten trading days immediately prior to the date of exercise on any national or regional securities exchange or quoted in the National Association of Securities Dealers, Inc.'s Automated Quotations System (“Nasdaq”), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the closing bid prices for the ten trading days immediately prior to the date of exercise as reported by bigcharts.com (or if this service is discontinued, such other reporting service acceptable to the Holder) on the OTC Bulletin Board, or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Corporation.

11.  Registration Rights. Holder shall have registration rights for the Warrant Shares (or such other securities as are issuable upon exercise hereof) as described in the Registration Rights Agreement of this same date.

12. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Corporation. The Holder may decide whether to convert the Convertible Promissory Note issued to it on this date or exercise this Warrant to achieve an actual 4.99% ownership position. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-Q (or 10-QSB) or Form 10-K (or 10-KSB), as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of the Convertible Promissory Note and exercise of this Warrant by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

13. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act (an “Accredited Investor”). Upon exercise of this Warrant, other than pursuant to a sale pursuant to a Registration Statement or other exemption under the 1933 Act, the Holder shall, if requested by the Corporation, confirm in writing, in a form reasonably satisfactory to the Corporation, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s exercise of this Warrant that the Corporation receive such other representations as the Corporation considers reasonably necessary to assure the Corporation that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws.

IN WITNESS WHEREOF, Shumate Industries, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated July 10, 2007.

SHUMATE INDUSTRIES, INC.

By
Matthew C. Flemming, Chief Financial Officer

EXERCISE FORM

(To Be Executed by the Registered Holder in Order to Exercise the Warrant)

To: Shumate Industries, Inc.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, ________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:

NAME:

SOC. SEC. or TAX I.D. NO.

ADDRESS:

Date: _________, 20__ .		Signature *

*
The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

ASSIGNMENT FORM

(To be Executed by the Registered Holder in Order to Transfer the Warrant)

To: Shumate Industries, Inc.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _________________________________ the right to purchase the securities of Shumate Industries, Inc. to which the within Warrant relates and appoints _______________________, attorney, to transfer said right on the books of Shumate Industries, Inc. with full power of substitution in the premises.

Dated: ______________20__	(Signature)

Address: